UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 4, 2007
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On December 4, 2007, the Board of Directors of The Hershey Company (the “Company”) approved amendments to the Company’s By-laws to permit the Board to elect a Chairman of the Board or any number of Vice Chairmen of the Board who may, but need not, be officers of, or employed in an executive or any other capacity by, the Company.  Prior to this amendment, the Chairman of the Board and any Vice Chairmen of the Board were considered stated officers of the Company.  The By-laws were also amended to reflect the current name of the Governance Committee (formerly known and referred to in the By-laws as the Committee on Directors and Corporate Governance), and to permit notice of special meetings of the Board to be sent by electronic mail.

The foregoing descriptions of the amendments to the Company’s By-laws are qualified in their entirety by reference to the copy of the By-laws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	3.1	By-laws of The Hershey Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 7, 2007

THE HERSHEY COMPANY
By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws of The Hershey Company